Exhibit 99.1

GlobalSCAPE, Inc. Featured in CRN’s 2016 Cloud Computing Partner Program Guide
Recognized for Unique Cloud Partner Requirements and Benefits Program

SAN ANTONIO, TX – September 26, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, has been selected for CRN’s 2016 Cloud Computing Partner Program Guide, a list of leading technology vendors with cloud-related partner programs that enable and accelerate the growth of solution providers' cloud initiatives.

As organizations look to their IT investments to positively impact business objectives, many companies turn to cloud applications and deployments as an efficient alternative to replace outdated or insufficient infrastructure. Globalscape’s EFT Cloud ServicesSM provides organizations with a secure managed file transfer (MFT) solution in either a hybrid cloud or virtual environment, with the ability to work with top hosting providers.

As a managed cloud-based MFT software-as-a-service (SaaS) offering, EFT Cloud Services allows users to implement and run its data exchange platform on leading cloud services. EFT Cloud Services is aimed at users or organizations that may not have the desire or the IT resources to directly manage their file transfer ecosystem but need to quickly get up and running in the cloud.

With EFT Cloud Services at its core, Globalscape’s Cloud Partner Program encourages and protects partners' investments in Globalscape by providing superior margins, award winning pre- and post-sales support and easy access to cloud resources.

The CRN 2016 Cloud Computing Partner Program Guide serves as a valuable resource for solution providers navigating the booming cloud marketplace, helping them to identify technology suppliers that offer innovative cloud solutions and partner programs. To qualify for participation in the Cloud Partner Program Guide, technology vendors must have a unique set of partner program benefits for solution providers that deliver cloud infrastructure or applications.

Supporting Quotes:
Tamela Gates May, Vice President of Channel Sales and Marketing at Globalscape
“Globalscape’s channel program is a component of the company’s growth strategy and our global network of channel partners are indispensable to our continued success. Inclusion in CRN’s Cloud Partner Program Guide is further proof of Globalscape’s continuing innovation in cloud solutions, as well as of our commitment to provide our channel partners with products and support that help them meet their customers’ business needs.”

Tony Perfilio, Vice President of Sales – Virtual Communications at Versatile
“As organizations look to migrate or launch projects in the cloud, channel providers and value-added resellers are in need of comprehensive offerings and programs from providers like Globalscape. With Globalscape’s EFT Cloud Services, businesses can get their file transfer ecosystem up and running quickly and efficiently in a matter of hours versus days or months. Globalscape provides the channel with another important tool to address the evolving needs of the digital business.”

Robert Faletra, CEO at The Channel Company

“For channel partners, active support for their cloud-based solutions is more critical than ever. CRN’s 2016 Cloud Computing Partner Program Guide recognizes vendors that provide excellent resources, training and financial incentives for cloud, doing their best to help partners make the most of this now foundational practice area. We congratulate all the innovative, forward-looking companies on the 2016 list and invite the solution provider community to take full advantage of this terrific resource for finding the right cloud vendors to partner with.”

The Cloud Partner Program Guide will be featured in the October issue of CRN and can be viewed online at www.crn.com/cloud-ppg.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

 About The Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education, and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequaled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

CRN is a registered trademark of The Channel Company, LLC.  The Channel Company logo is a trademark of The Channel Company, LLC (registration pending).  All rights reserved.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: +1 (210) 308-8267
Email: PR@globalscape.com

THE CHANNEL COMPANY PRESS CONTACT
Contact: Melanie Turpin
Phone Number:  +1 (508) 416-1195
Email: mturpin@thechannelco.com

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